Exhibit 99.1

Shawn Johnston to Join HCP as Senior Vice President and Chief Accounting Officer

Current CAO Scott Anderson Will Remain with HCP through Upcoming Earnings Announcement to Facilitate Smooth Transition

IRVINE, Calif., July 11, 2017 /PRNewswire/—HCP (NYSE:HCP) announced today that Shawn Johnston will join the Company as Senior Vice President and Chief Accounting Officer, effective August 15, 2017. Mr. Johnston will replace the Company’s current Chief Accounting Officer, Scott Anderson, who is leaving HCP to pursue other career opportunities. Mr. Anderson will remain with HCP in his current capacity through August 17, 2017 to ensure a smooth transition and oversee the preparation of the Company’s second quarter 2017 financial statements.

Mr. Johnston is joining HCP from UDR, Inc., a leading multifamily real estate investment trust (REIT), where he is currently Chief Accounting Officer (CAO). He joined UDR in September 2013 as Controller and served in that role until 2016 when he became CAO, and served as Interim Principal Financial Officer from June 2016 through December 2016. Prior to Mr. Johnston’s tenure at UDR, he served as CAO at American Residential Communities LLC, a residential real estate company. Previously, he worked at Ernst & Young for eight years as a Certified Public Accountant.

“We are pleased that Shawn will be joining HCP,” said Tom Herzog, President and CEO of HCP. “Shawn has extensive financial accounting and reporting experience in both real estate and REITs, and will be an excellent addition to our team. On behalf of the Board and everyone at HCP, we look forward to welcoming Shawn.”

“I am thrilled to join HCP and believe my experience and background will be complementary to the team,” said Mr. Johnston. “I look forward to helping further advance the company’s initiatives.”

Regarding Mr. Anderson’s departure to pursue other endeavors, Mr. Herzog said, “We are grateful for Scott’s significant contributions during his eight years at HCP, including building a strong accounting team, positioning us for continued success. He has been a valuable member of our executive team, and we wish him the best.”

Mr. Anderson said, “I have thoroughly enjoyed my time at HCP, particularly completing the spin and successfully positioning the Company to execute its strategic initiatives. While I will miss working with such a talented group of colleagues, I am excited to pursue other opportunities as I approach the next chapter of my career.”

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About HCP

HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States. HCP owns a large-scale portfolio diversified across multiple sectors, led by senior housing, life science and medical office. Recognized as a global leader in sustainability, HCP has been a publicly-traded company since 1985 and was the first healthcare REIT selected to the S&P 500 index. For more information regarding HCP, visit www.hcpi.com.

Forward-Looking Statements

Statements contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, HCP’s expectations relating to the appointment of, and start date for, Mr. Johnston as Chief Accounting Officer, as well as his contributions to HCP, and Mr. Anderson’s role and departure date. These statements are made as of the date hereof, are not guarantees of future events or performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of HCP’s and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include but are not limited to the possibility that Mr. Johnston’s anticipated start date is delayed or that he does not join HCP at all, that Mr. Anderson’s role changes or that he departs HCP earlier than anticipated, as well as risks described from time to time in HCP’s filings with the U.S. Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. HCP assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Contact

Andrew Johns

Vice President—Finance and Investor Relations

(949) 407-0400

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